Exhibit 99(a)

Item 1.	Business

      Bowne & Co., Inc. (Bowne and its subsidiaries are hereinafter collectively referred to as “Bowne”, the “Company”, “We” or “Our” unless otherwise noted), established in 1775, is a global provider of high-value document management services. The Company is the world’s largest financial printer and a market leader in outsourcing services for law firms and investment banks, and in providing outsourced globalization and localization services. Bowne empowers clients’ information by combining superior customer service with advanced technologies to manage, repurpose and distribute that information to any audience, through any medium, in any language, anywhere in the world.

      The Company currently operates the following business segments:

Financial Printing — This segment is composed of two business units: Bowne Financial Print and Bowne Enterprise Solutions (“BES”). Bowne Financial Print, the world’s largest financial printer, offers the most comprehensive array of transactional and compliance-related services to create, manage, translate and distribute mission-critical documents. BES provides digital printing and electronic delivery of personalized communications that enable companies to strengthen their customer relationships. In 2002, the financial printing segment had revenue of $638.3 million (representing approximately 64% of total 2002 revenue), and segment profit of $66.6 million. The largest class of service in this segment, transactional financial printing, accounted for $256.2 million, or 26% of total 2002 Company revenue.

Outsourcing — This segment consists of Bowne Business Solutions (“BBS”), providing a full array of outsourcing services in information technology, document processing services, creative services, litigation support services and office document services. In 2002, the outsourcing segment generated revenue of $233.9 million (representing approximately 23% of total revenue), and segment profit of $15.6 million.

Globalization — This segment consists of Bowne Global Solutions (“BGS”), providing a broad range of translation, localization, technical writing and interpretation services that help customers adapt products and communications developed in one country so that they meet the social, cultural and business requirements for successful use in other countries. The globalization segment had 2002 revenue of $131.2 million (representing approximately 13% of total revenue), and a segment loss of $4.4 million.

      In 2001, Bowne’s management discontinued the operations of its Internet Consulting and Development business segment, Immersant, which consisted of integrated Internet applications primarily for the financial services sector. These operations are shown as “discontinued” and all prior period financial statements have been restated accordingly, including the reallocation of fixed overhead charges to other business segments.

      During 2002, the Company continued to review its non-core assets for possible sale. In June 2002, the Company sold a Chicago office building for $8.3 million, resulting in a gain of approximately $4.9 million. As part of the Company’s restructuring and technology investments, the Chicago financial print customer service, sales and administrative operations were moved to a more advanced facility that is more convenient for customers and is shared with the Chicago offices of BBS. Chicago financial print manufacturing was moved to the Company’s South Bend, Indiana facility. In September 2002, the Company sold certain publishing assets and liabilities in its financial printing segment for $15 million. The carrying value of liabilities exceeded the carrying value of assets by approximately $0.4 million, therefore the sale resulted in a gain of approximately $15.4 million.

      During 2002, the Company also made two strategic acquisitions. In September 2002, BGS completed the acquisition of Berlitz GlobalNet, Inc. (“GlobalNet”) from Berlitz International, Inc., a wholly-owned subsidiary of Japan’s Benesse Corporation. BGS acquired all of the issued and outstanding stock of GlobalNet for $75 million. GlobalNet was a provider of globalization and localization services, software testing, translation and interpretation services that has significantly extended BGS’ capabilities in the globalization and localization industry.

      In December 2002, BBS acquired DecisionQuest, Inc., a major provider of litigation resources, including trial research, strategic communications and strategic marketing. This acquisition increased BBS’ presence among law firm customers from more than half of the top 100 global law firms to nearly 90% of the top 200 global law firms. DecisionQuest, re-named Bowne DecisionQuest following the acquisition, was purchased for approximately $31 million in cash. The purchase agreement also provides for additional payments in the event certain future performance measures are achieved over a one-year period.

      Further information regarding segment revenues, operating results, identifiable assets and capital spending attributable to the Company’s operations for the calendar years 2002, 2001 and 2000, as well as a reconciliation of segment profit to pre-tax income (loss), are shown in Note 16 of the Notes to Consolidated Financial Statements.

     Financial Printing

      Financial printing consists primarily of transactional financial printing, corporate reporting, mutual fund printing, delivery of customized and personalized communications, and translation services.

      Transactional financial printing includes registration statements, prospectuses, debt agreements, special proxy statements, offering circulars, tender offer materials and other documents related to corporate financings, acquisitions and mergers. Corporate reporting includes interim reports, regular proxy materials prepared by corporations for distribution to stockholders, U.S. Securities and Exchange Commission reports on Forms 10-K, 10-Q and other forms, and stock exchange listing applications. The Company also assists companies in the United States and other countries with the filing of many of these compliance documents under the SEC’s EDGAR electronic filing system and Canada’s similar SEDAR system. We believe the Company is the largest EDGAR filing agent, with approximately 46,000 such filings handled in 2002. The Company provides both full-service and self-service filing, the latter through a new Internet-based filing product, BowneFile16TM, launched in early 2003. Mutual fund printing includes regulatory and shareholder communications such as annual or interim reports, prospectuses, information statements, and marketing-related materials.

      The Company receives its clients’ information in numerous formats and repurposes it for distribution typically in print, digital or Internet formats. One of the Company’s newer print solution offerings, digital printing, offered through BES, assists customers by providing their individual clients with high-speed, customized periodic statements or other on-demand printing. Such customers include mutual funds, stock brokerage firms, investment banks, retail banks and other financial institutions that manage multi-option client portfolios as well as insurance companies and others that manage 401(k) and other retirement plans, and employers that offer multiple benefit options to their employees.

      The Company provides some commercial printing, which consists of annual reports, sales and marketing literature, point of purchase materials, research reports, newsletters and other custom-printed matter. The Company also provides language translation of written documents, including highly confidential legal and financial documents.

      The Company’s international financial printing business provides similar services as those delivered by its domestic operations, except for the services offered by BES. International print capabilities are delivered either by the Company or through a number of strategic relationships.

      A significant portion of the Company’s revenues historically have been derived from transactional financial printing services. Revenue from transactional financial printing services declined from 41% of total revenue in 2000 to 26% of total revenue in 2002, due to a combination of the Company’s diversification efforts and the overall slowdown in capital market activity. To shift away from being solely a financial printing company and to reduce dependence on the volatile financial markets, Bowne has broadened and deepened the services it offers throughout all phases of a document’s life cycle. Bowne is no longer just involved with the typesetting, printing and filing of documents.

      Over the past few years, the Company has expanded its capabilities within all phases of the document lifecycle, including electronic receipt of client documents, composition, conversion, assembly, output, delivery, packaging, archiving, content management, translation and data mining. The Company has accomplished this via acquisitions, organic growth and the development of new tools and technologies and, as a result, is creating new customer relationships and broadening its solution offerings to existing customers. The Company has invested in new capabilities that enable it to better serve the changing manner in which its clients communicate with their customers. These capabilities, used primarily by BES, include digital on-demand printing and electronic delivery of personalized communications, as well as traditional print fulfillment. They enable the Company’s clients to strengthen their customer relationships and increase their market leadership. For example, through Bowne’s digital capabilities the Company can take information from customers’ databases — such as the financial records of a 401(k) plan — and develop new ways to present this information on statements that are more useful to participants. Bowne also produces on-demand enrollment kits that eliminate the need for inventory and certain information that is specifically targeted to the recipient.

      Bowne’s digital, print-on-demand services can provide clients with a full range of investor communications, from one-to-many to one-to-one. This is referred to as client-centric communications. Using advanced database technology, coupled with high-speed laser printing or Internet delivery, Bowne offers clients the opportunity to reach their customers individually. Print-on-demand services also help reverse the traditional process of printing information first and then storing it until needed. Bowne can keep an electronic library of clients’ documents in conjunction with an inventory of conventionally printed materials, so that fulfillment can be customized. Bowne’s ability to handle “householding” — the customized printing, grouping and mailing of multiple accounts for one household — is particularly well-suited to the mutual funds industry as it looks to lower distribution costs.

      The documents produced by Bowne are personalized because the information contained in each document can be different. In the case of statements, each successive statement can contain completely different data. What distinguishes Bowne from other on-demand printers is the link between final documents and the data that drives them. Clients who need to reproduce documents in which the data changes from document-to-document (or from day-to-day) benefit from these services. The market for these solutions includes mutual funds, stock brokerage firms, defined contribution providers, investment banks, insurance companies and commercial banks.

      As part of that positioning, the Company has created BES as the newest business unit within its financial printing business segment to focus its growth in this area. Using a consultative and solutions-based selling model, BES is partnering with clients to deliver quality applications based upon the effective integration of data repurposing, document creation, content management and variable distribution methods, including offset, digital print or electronic delivery. With its technology platforms, menu of document services, and reputation for client service, BES has the ability to help its clients create, manage and distribute critical information to produce better returns on their marketing dollars. Potential revenue opportunities for BES are in the following areas: 1) kits (new brokerage accounts, healthcare enrollment, 401(k) plans), 2) statements (brokerage, 401(k) plans, asset management/high net worth, mutual funds, variable annuities), 3) collateral fulfillment (brokerage, mutual funds), 4) collateral printing (banking/insurance, mutual funds), and 5) mutual funds (electronic document delivery, document conversion, printing, document creation tools).

Outsourcing

      Through Bowne Business Solutions, the Company offers outsourcing of document management and related services principally to the legal and financial services communities, and also to multinational companies. Outsourcing includes the on-site management of document creation, reproduction and distribution operations at customers’ facilities, off-site backup of those same services, specialized applications of graphics and presentation technologies, desktop publishing, helpdesk and IT systems management and a full line of litigation support services. These litigation support services include litigation resource management, which involves ongoing case and project management; electronic data discovery processing; litigation software application support and training; document imaging, optical character recognition, coding and high-speed, high-volume printing; custom database management; creation and implementation of litigation support procedures best practices; creation and conversion of PDF files; and creation of CD-ROMs. These services help to make up the full range of Litigation LifecycleTM services provided by BBS. Other Litigation

LifecycleTM services are provided by this business unit’s Bowne DecisionQuest operation, including trial consulting and jury research, advanced strategic communications and marketing, courtroom graphics and presentation technologies, litigation support and case evaluation software, and custom case strategy Web sites. Within this suite of services, BBS also offers some of the industry’s leading litigation support software products: JFS Litigator’s Notebook®, CaseMap® and TimeMapTM 1.

      Outsourcing allows BBS clients to focus on their core businesses, gain access to the latest in technology innovations without making direct investments, and reduce the operating costs of investing in and managing non-core business activities. The Company believes it is the leading provider of these services to the legal and investment banking industries, having customer relationships with nearly 90% of the top 200 global law firms and 8 of the top 10 investment banks.

      BBS offers a full range of document and information technology management solutions.

      Presentation services involve the creation of pitch books and presentations using presentation graphics, such as custom made templates and corporate color palettes; charting; graphics, including flow charts and conceptual diagrams; maps; and multimedia, including animation, video, sound and other technology. Document processing services include the management of textual input, formatting and multiple applications to provide a best-of-class team of highly trained professionals supporting all technology platforms. Creative services develops concepts and designs of brochures, conference materials and road-show presentations by experienced designers for print and production in almost any format.

      Information technology services include desktop support services, data center support, technical training, knowledge management and telephone system support through the management of on-site resources and external vendors. Office document services include production of electronic data through paper and other media with central reprographic operations, desktop print management tools, litigation scanning services and electronic job submissions.

      A joint venture agreement with Williams Lea, one of the United Kingdom’s leading providers of document management solutions, has helped BBS to extend its services to Europe and Asia. Together, BBS and Williams Lea provide global outsourcing services to multinational corporations, international law firms, commercial and investment banks, and financial institutions around the globe.

Globalization

      Bowne Global Solutions provides globalization and localization services consisting of technology and linguistic expertise and outsourced processes which enable companies to market products globally while reflecting local markets in terms of culture, language, and business requirements.

      BGS is the leading provider of comprehensive translation, localization, technical writing and interpretation services. Its mission is to enable clients to succeed in global markets by providing innovative language and cultural solutions. BGS’ solutions help clients adapt their products, documents, and marketing communications programs; comply with government regulations; implement training and e-learning programs; and develop globalization strategies. With this suite of integrated services, BGS assists companies to compete and grow global market share by helping to accelerate their time to market, and improve the quality and consistency of their products and services. BGS currently serves a number of industries, including the following: aerospace, automotive, medical devices, pharmaceuticals, power and telecommunications, high tech-software and hardware, financial services, entertainment, e-learning, and government agencies in the United States and Europe.

      As a company’s domestic market becomes saturated or faces an economic downturn, the drive to “go global” is accelerated. Whether this means establishing international sales channels, developing manufacturing plants in low cost regions, or simply putting up an e-commerce Web site, the result is that companies today, large and small, are doing more and more business across borders and languages. Yet, while forecasts

      (1) CaseMap® and TimeMapTM are registered trademarks of CaseSoft, Inc. or its affiliates.

and market potential often look promising on paper, successfully executing in these markets against entrenched local competition is very challenging. As a result, these companies seek a flexible partner with the scope and breadth to support their globalization and localization efforts. With its scale and skill, backed by proven project management methods, BGS is able to rapidly respond to its clients’ changing needs while maintaining the highest standards of production quality.

      In August 2001, Bowne acquired Mendez S.A. (“Mendez”) from Lernout and Hauspie Speech Products N.V. for $44.8 million in cash, plus related acquisition costs. As mentioned earlier, the Company also acquired GlobalNet from Berlitz International, Inc. in September 2002. With these two acquisitions, BGS strengthened its leadership position in the globalization and localization industry, enabling it to combine complementary lines of business, improve efficiencies and enhance service offerings. BGS’ enhanced size and scale can be used to convince multinational companies with in-house globalization and localization functions that there is now a provider with a sufficient scope of outsourced services to meet these needs. The combined entity has approximately 2,000 employees in 24 countries, as well as a global contractor network of 15,000 qualified linguists covering more than 60 languages and dialects.

Other Information

      For each of the last three fiscal years, the Company’s financial printing business segment has accounted for the largest share of consolidated total revenues, as shown below:

	Year Ended
	December 31,

Type of Service	2002	2001	2000

Transactional financial printing	26%	27%	41%
Corporate reporting	16	15	11
Mutual fund printing	15	16	13
Commercial printing	3	6	8
Digital printing and other	4	4	5

Financial Printing	64	68	78
Outsourcing	23	22	16
Globalization	13	10	6

	100%	100%	100%

      We have facilities to serve customers throughout the United States, Canada, Europe, Latin America, South America and Asia.

      Although investment in equipment and facilities is required, the Company’s business is principally service-oriented. In all of our activities, speed, accuracy, and the need to preserve the confidentiality of the customers’ information is paramount.

      The Company maintains conference rooms and telecommunications capabilities at all of its financial printing offices for use by customers while transactions are in progress. On-site conveniences are also provided to customers, which promote speed and ease of editorial changes and otherwise facilitate the completion of jobs. For many of its outsourcing customers, the Company stations staff and equipment at the customers’ premises. The Company’s globalization activities are conducted in a number of countries around the world. In addition, the Company uses an extensive electronic communications network, which facilitates data handling and makes collaboration practicable among customers at different sites.

      The Company was established in 1775, incorporated in 1909, reincorporated in 1968 in the State of New York, and reincorporated again in 1998 in Delaware. Its corporate offices are located at 345 Hudson Street, New York, NY 10014, telephone (212) 924-5500. The Company’s Web site is www.bowne.com. Our Web site contains complete electronic copies of Bowne stockholder documents, news releases and U.S. Securities and Exchange Commission filings, as well as descriptions of Bowne’s products and services, and other information about the Company. This information is available free of charge.

Competition

      The Company believes that it offers a unique array of solutions for its clients to empower their information. However, competition in the various individual services described above is intense. Factors in this competition include not only the speed and accuracy with which the Company can meet customer needs, but also the price of the services, quality of the product and supporting services.

      In transactional financial, corporate reporting and mutual fund printing, the Company competes directly with a number of other financial printers having similar degrees of specialization. Some of those financial printers operate at multiple locations and some are subsidiaries or divisions of companies having greater financial resources than those of the Company. Based upon the most recently available published information, the Company is the largest in terms of sales volume in the financial printing market. In addition to its customer base, the Company has experienced competition for sales, customer service and production personnel in financial printing.

      In commercial printing, the Company competes with general commercial printers, which are far more numerous than those in the financial printing market. The digital printing unit faces diverse competition from a variety of industries including other printers, transfer agents, banks and Internet consultants.

      The field of document management outsourcing also has a great deal of competition, with some participants having been established in this field much longer than the Company. Furthermore, the costs of entry into this market are much lower than those associated with the Company’s other business activities.

      With respect to its globalization offerings, the Company believes it holds the leading market position following its 2001 acquisition of Mendez and its 2002 acquisition of Berlitz GlobalNet. The Company’s competition is from (i) the in-house globalization and localization departments of companies, (ii) small single-language vendors, and (iii) multi-language vendors.

Cyclical, Seasonal and Other Factors Affecting the Company’s Business

      The Company’s transactional financial printing service is affected by conditions in the world’s capital markets. Revenue and net income depend upon the volume of public financings, particularly equity offerings, which are influenced by corporate funding needs, stock market fluctuations, prevailing interest rates, and general economic and political conditions.

      Revenue derived from corporate reporting is seasonal as the greatest number of proxy statements and regulatory reports are required to be printed during the Company’s first fiscal quarter ending March 31 and the early part of the Company’s second quarter ending June 30. Because of these cyclical and seasonal factors, coupled with the general need to complete certain printing jobs quickly after delivery of copy by the customers, the Company must maintain physical plant and customer service staff sufficient to meet peak work loads. However, mutual fund, commercial and digital printing are not considered to be as cyclical or seasonal.

      In the first quarter of the year, the globalization segment revenues are seasonally low due to the relatively high volume of consumer products that ship in the fourth quarter of any given year. This segment has relied on more than half of its business from the currently weak technology sector.

      While certain aspects of financial printing, as well as the globalization segment are seasonal or cyclical, the Company’s outsourcing segment, while impacted by capital market activity, is less cyclical or seasonal.

      During the last two years, the Company has reduced costs in its financial printing segment largely through a combination of staff reductions, the application of advanced technologies, outsourcing during peak periods and through office closings and consolidations. The Company continues to size this business to the lower levels of capital market activity that are expected during 2003. However, at a point when the capital markets return to higher levels of volume, the Company does not anticipate the need to add significantly to staffing, as we begin to more fully leverage the technology investments of the past few years and outsource certain work to third parties.

Research and Development

      The Company evaluates, on an ongoing basis, advances in computer software, hardware and peripherals, computer networking, telecommunications systems and Internet-related technologies as they relate to the Company’s business and to the development and installation of enhancements to the Company’s proprietary systems.

      Like its principal competitors, the Company utilizes a computerized typesetting and telecommunications system in the process of preparing financial print documents. In order to serve the customers of its globalization business, the Company continually tests new programs and often works directly with its customers in the design and development of new software and other technological products.

Patents and Other Rights

      The Company has no significant patents, licenses, franchises, concessions or similar rights other than certain trademarks. Except for a proprietary computer typesetting and telecommunication system, the Company does not have significant specialized machinery, facilities or contracts which are unavailable to other firms providing the same or similar services to customers. The Company and its affiliates utilize many trademarks and service marks worldwide, most of which are registered or pending registration. The most significant of these is the trademark and trade name Bowne®. The Company utilizes the service marks Empowering InformationSM and Empowering Your InformationSM and trademarks BowneLink®, CaseMap®, FundSmith®, Litigator’s Notebook®, BowneFile16TM, Litigation LifecycleTM, and TimeMapTM.

Sales and Marketing

      The Company employs approximately 390 sales and marketing people. In addition to soliciting business from existing and prospective customers by building relationships and delivering customized solutions, the sales people act as a liaison between the customer and those in charge of the Company’s customer service operations. They also provide advice and assistance to customers. The Company periodically advertises in trade publications and other media, and conducts sales promotions by mail, by presentations at seminars and trade shows and by direct delivery of marketing collateral material to customers.

Customers and Backlog of Orders

      The Company’s customers include a wide variety of business corporations, law firms, investment banks, insurance companies, bond dealers, mutual funds and other financial institutions, as well as the leading software companies.

      During the fiscal year ended December 31, 2002, no customer accounted for 10% or more of the Company’s sales. However, one customer, Microsoft, is significant to the globalization segment. The Company has no backlog, within the common meaning of that term, which is normal throughout the service offerings in which the Company is focused. However, within its financial printing segment, the Company maintains a backlog of customers preparing for financial offerings. This backlog is greatly affected by capital market activity.

Employees

      At December 31, 2002, the Company had approximately 8,400 employees. Relations with the Company’s employees are considered to be good. Less than one percent of the Company’s employees are members of various unions. The Company provides pension, 401(k), profit-sharing, certain insurance and other benefits to most non-union employees.

Suppliers

      The Company purchases or leases various materials and services from a number of suppliers, of which the most important items are paper, computer hardware, copiers, software and peripherals, communication equipment and services, and electrical energy. The Company purchases paper from paper mills and paper merchants. The Company has experienced no difficulty to date in obtaining an adequate supply of these materials and services. Alternate sources of supply are presently available. However, a severe paper or multi-market energy shortage could have an adverse effect upon many of the Company’s operations.

International Sales

      The Company conducts operations in Canada, Europe, Latin America, South America and Asia. In addition, the Company has affiliations with certain firms providing similar services abroad. Revenues derived from foreign countries other than Canada were approximately 15% of the Company’s total revenues in 2002, 12% in 2001 and 14% in 2000. During 2002, 2001 and 2000, revenues derived from foreign countries other than Canada totaled $147, $122 and $161 million, respectively. The financial printing segment had $44, $52 and $109 million in these years, respectively. The globalization segment had revenues of $99 million in 2002, $70 million in 2001, and $52 million in 2000. The outsourcing segment had revenues of $4 million in 2002. Canadian revenues were approximately 4% of the Company’s total sales in 2002, and 5% in 2001 and 6% in 2000. During 2002, 2001, and 2000, revenues derived from Canada totaled $43, $50, and $68 million, respectively.